UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2006

GALAXY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-32237 (Commission File Number)	98-0347827 (IRS Employer Identification No.)

1331 – 17th Street, Suite 730, Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 293-2300

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 20, 2006, Galaxy Energy Corporation (“Galaxy”) entered into a Securities Purchase Agreement with an accredited investor (the “Investor”) pursuant to which Galaxy agreed to sell, and the Investor agreed to purchase $2,500,000 principal amount of Subordinated Convertible Debentures. The debentures are further described in Item 2.03 below. In addition, the Investor also received five-year warrants that allow the holder to purchase 480,769 shares of common stock at $1.60 per share.

Proceeds of the financing will be used to reduce debt and for operating expenses.

Galaxy has agreed to file a registration statement with the Securities and Exchange Commission in order to register the resale of the shares issuable upon conversion of the debentures and the shares issuable upon exercise of the warrants that were issued to the holder.

This summary description of the financing does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement and other transaction documents, which are filed as exhibits hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The debentures have the following material terms:

•	Interest at 15% per annum, payable at maturity;
•	Term of 30 months, which will extend automatically until all of Galaxy’s senior debt has been retired;
•

In the event the debentures are retired at maturity, the holders are entitled to an additional payment equal to the sum of 25% plus 0.75% for each month (or part thereof) in excess of 30 months that the debentures have remained outstanding;

•	Subordinated to all senior indebtedness of Galaxy;
•	Convertible at any time by the holders into shares of Galaxy common stock at a price equal to $1.56; and
•

Full anti-dilution protections until the later of (i) June 20, 2008 or (ii) the completion of new financing of at least $25,000,000 at a stock price greater than $3.12, with weighted-average anti-dilution protection thereafter;

•

Anti-dilution protections not to be applicable to the amendment, exercise, conversion or redemption of any capital shares equivalent or options issued and outstanding as of June 20, 2006; the payment of interest on any senior debt in shares of Galaxy’s common stock; the issuance of any shares or capital shares equivalent pursuant to the terms of any convertible securities issued and outstanding as of June 20, 2006; or the issuance of securities in connection with acquisitions or strategic investments, the primary purpose of which is not to raise capital.

Item 3.02	Unregistered Sales of Equity Securities

On June 20, 2006, Galaxy sold five-year warrants that allow the holders to purchase 480,769 shares of common stock at $1.60 per share (the “Warrants”). A holder of a Warrant is not permitted to exercise the warrant for a number of shares of common stock greater than the number that would cause the aggregate beneficial ownership of common stock of such holder and all persons affiliated with such holder to exceed 4.99% of Galaxy’s then outstanding common stock. Both the number of Warrants and the exercise price of the Warrants are subject to anti-dilution adjustments in the event of certain stock splits, stock combinations and other similar transactions.

Based upon the sophistication and financial condition of the Investor, Galaxy relied upon the exemptions from registration under the Securities Act of 1933 contained in Section 4(2) of the Securities and/or Rule 506 of Regulation D promulgated under the Securities Act for the offer and sale of the Debenture and Warrants.

Item 9.01	Financial Statements and Exhibits

Regulation S-K Number	Document
10.1	Securities Purchase Agreement dated June 20, 2006 between Galaxy Energy Corporation and the Buyers named therein
10.2	Form of Debenture
10.3	Form of Warrant
10.4	Form of Subordination Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY ENERGY CORPORATION
June 26, 2006	By: /s/ Christopher S. Hardesty Christopher S. Hardesty Chief Financial Officer

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